UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2021
Date of Report: (Date of earliest event reported)
Cyanotech Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740
(Address of principal executive offices)

(808) 326-1353
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	CYAN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (“Board”) of Cyanotech Corporation, a Nevada corporation (the “Company”), based upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously appointed Angela McElwee to serve on the Board effective as of November 8, 2021. The Board has increased the number of directors serving on the Board from six to seven, and appointed Ms. McElwee to fill the newly created director position. Ms. McElwee will serve for a term expiring at the Company’s annual meeting of stockholders in 2022 and until her successor shall have been duly elected and qualified or until her earlier resignation or removal. The Board additionally determined that Ms. McElwee would serve on the Audit Committee of the Board. Walter Menzel will no longer serve on the Audit Committee effective as of November 8, 2021.

Ms. McElwee has worked within the natural products industry for nearly 30 years and has held leadership positions with wellness-centric consumer packaged goods organizations for the last 20 years. From April 2008 to January 2021, she was an executive at Gaia Herbs, Inc. (“Gaia”), including serving on the Board of Directors from 2013-2021. From 2016-2021 she served as President and Chief Executive Officer of Gaia. Prior to her tenure at Gaia, she led the US sales organization at Nature’s Way Products, LLC. She received a B.S. in Biology from Miami University. She currently serves on the Board of Directors of Evive Nutrition, Inc., Acid League, Inc., the Naturally Network, and non-profits including Regenerative Rising and the Alter Eco Foundation. The Board has concluded that Ms. McElwee should serve as a director due to her experience in the naturally grown supplement industry and her knowledge and familiarity with operational matters that are relevant to the Company.

Ms. McElwee will be eligible to participate in the 2014 Independent Director Stock Option and Restricted Stock Grant Plan. She will receive compensation for her service on the Board in accordance with the Company’s normal policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: November 9, 2021	/s/ Felicia Ladin
	By:	Felicia Ladin
Chief Financial Officer, Vice President – Finance & Administration, and Treasurer